SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement       |_|    Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                    PROGRESSIVE CAPITAL ACCUMULATION TRUST
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                 (formerly Anchor Capital Accumulation Trust)
               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.

|_|   $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:



      (2)   Aggregate number of securities to which transaction applies:



      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



      (4)   Proposed maximum aggregate value of transaction:

                    PROGRESSIVE CAPITAL ACCUMULATION TRUST
                         579 Pleasant Street, Suite 4
                         Paxton, Massachusetts 01612
                                (508) 831-1171
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                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 30, 1999

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To The Shareholders of Progressive Capital Accumulation Trust:

            Notice is hereby given that a Special Meeting of the Shareholders of Progressive Capital Accumulation Trust (the "Trust") will be held at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on December 30, 1999, at 12:05 p.m., or any adjournment thereof, for the following purposes:

            (a) To consider and act upon a proposal to approve a new Investment Advisory Contract between the Trust and Progressive Investment Management Corporation ("Progressive"), containing the same terms and conditions as the existing Investment Advisory Contract between the Trust and Progressive. ("Proposal No. 1")

            (b) To ratify the selection of Livingston A. Haynes, P.C. as independent accountants for the Trust for its fiscal year ending December 31, 1999. ("Proposal No. 2")

            (c) To transact such other business as may properly come before the meeting, or any adjournments thereof.

            If any of such Proposals are not approved by the Trust's shareholders, the Trust will not consummate the transactions contemplated in such unapproved Proposal, and each such Proposal shall be deemed disapproved. Shareholders of record at the close of business on November 1, 1999 are entitled to vote at the meeting and at any adjournment thereof. The Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy, how you wish your shares to be voted. The Board of Trustees of the Trust, a majority of which is independent from the Investment Adviser and Meeschaert & Co., Inc., the Trust's principal underwriter, has unanimously approved each Proposal and recommends that you vote FOR each proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                                           By  Order of the Board of Trustees,

                                                 David Y. Williams, Secretary
                                                            December 14, 1999


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Shareholders  who do not expect to attend the meeting are  requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

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


                    PROGRESSIVE CAPITAL ACCUMULATION TRUST
                         579 Pleasant Street, Suite 4
                         Paxton, Massachusetts 01612
                                (508) 831-1171

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                               PROXY STATEMENT

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                           Meeting of Shareholders
                         To Be Held December 30, 1999

                           I N T R O D U C T I O N

This statement is furnished to the shareholders of Progressive Capital Accumulation Trust (the "Trust") in connection with the solicitation by, and on behalf of, the Trust's Board of Trustees or proxies to be used at a meeting (the "Meeting") to be held at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612 on December 30, 1999, at 12:05 p.m., or any adjournment thereof. It is expected that the mailing of this proxy statement and form of proxy will be made on or about December 20, 1999.

The enclosed proxy, if properly executed and returned, will be voted (or withheld from voting) in accordance with the choices specified therein. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of each Proposal. The proxy may be revoked at any time prior to the voting by (1) writing to the Secretary of the Trust at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of preparation and distribution of these proxy materials is an expense of the Trust. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Trust's Investment Adviser, Progressive Investment Management Corporation (the "Investment Adviser"), personally or by telephone or telegraph. Any expenses so incurred will also be borne by the Trust. Brokers, banks, and other fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, if any, they will be reimbursed by the Trust for their out-of-pocket expenses.

The Trust's most recent annual and semi-annual reports are available upon request without charge from the Secretary of the Trust at the address and telephone number noted above.

Shares Outstanding and Entitled to Vote. As of November 1, 1999, the record date, there were 257,719 shares of the Trust issued and outstanding. All shares of the Trust have equal voting rights, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. Each Trustee and 5% shareholder named, and all Trustees and officers as a group, have sole voting power and sole investment power with respect to the shares shown. Information with respect to beneficial ownership by such shareholders is based upon information furnished by each shareholder. As of November 1, 1999, the number of shares beneficially owned by each 5% shareholder, Trustee and of the Trustees and officers as a group was as follows:

       Trustees and Officers            Number of          % of Outstanding
                                          Shares                Shares
Ernie Butler (1)                              0                    0
Spencer H. LeMenager (1)                    351                  0.14
David W. C. Putnam (1)                        0                    0
J. Stephen Putnam (1)                     4,104                  1.59
David Y. Williams (1) (2)                     0                    0
Christopher Y. Williams (1)                   0                    0
Joseph C. Williams (1)                        0                    0

All Trustees and Officers as              4,455                  1.73
   a group
Fox & Co.                                47,533                  18.44
Lazard Freres & Co.                     128,744                  49.96


 (1) The address of each Trustee, officer and 5% shareholder is c/o Christopher Williams, 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612.

(2) Interested person as defined in the Investment Company Act of 1940, as amended, because of his affiliation with the Trust's Investment Adviser and Distributor.


The Trust's Board of Trustees has an Audit Committee which is responsible for reviewing financial and accounting matters and which met once in 1999. The current members of the Audit Committee are Messrs. Spencer H. LeManager and Ernie Butler. The Trust does not have a nominating or compensation committee.

The Trust pays each of the Trustees who are not "interested persons" as defined in the Act a fee of $300 for each meeting of the Board of Trustees, subject to a maximum of $1,200 per year, and reimburses them for their out-of-pocket expenses for attendance at such meetings. In 1998, the Trust paid an aggregate of $1,000.02 in Trustee's fees and expenses as follows: David W. C. Putnam, $333.34; Spencer H. LeManager, $333.34; Maurice A.
Donahue, $333.34; Ernie Butler, $0.00.

There have been no purchases or sales of securities of the Investment Adviser, or any Parents or Subsidiaries thereof since the beginning of the Trust's most recent completed fiscal year by any trustee or nominee for election as a trustee of the Trust.

The Trust pays each Trustee, who is not a director, officer or employee of the Investment Adviser, or any affiliated company, a meeting fee for each Board or committee meeting attended by such Board Member and reimburses travel and other out-of-pocket expenses incurred in connection with attending such meetings. The table below summarizes the compensation of the Trust's Board members for the fiscal year ended December 31, 1998 for the Trusts. The table also provides the total compensation of the Board Members by the Fund complex for the 1998 calendar year.

                                      COMPENSATION TABLE

NAME OF PERSON(1)(2)       AGGREGATE COMPENSATION     TOTAL COMPENSATION FROM
                           FROM TRUST                 THE TRUST AND
                                                      THE FUND COMPLEX
Ernie Butler (2)           $    0.00                    $    0.00
Maurice A. Donahue (2)     $  333.34                    $3,000.00
Spencer H. LeMenager (2)   $  333.34                    $3,000.00
David W.C. Putnam (2)      $  333.34                    $3,000.00
J. Stephen Putnam          $    0.00                    $    0.00
David Y. Williams (1) (2)  $    0.00                    $    0.00


(1)  Mr. David Y. Williams received no compensation from the Trust.
(2) The Board Members do not receive any pension or retirement benefits as compensation for their services to the Trust.


                   APPROVAL OF INVESTMENT ADVISORY CONTRACT
                            BETWEEN THE TRUST AND
                PROGRESSIVE INVESTMENT MANAGEMENT CORPORATION
                               (Proposal No. 1)

Background. The Trust is managed by the Investment Adviser, Progressive Investment Management Corporation, pursuant to an Investment Advisory Contract (the "Current Agreement") dated November 30, 1998, and subject to the authority of its Board of Trustees. The Investment Adviser is located at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, where the Trust's principal offices are also located.

The Current Agreement was last submitted to and approved by shareholders at a meeting held on November 30, 1998. Pursuant to the Current Agreement, the Investment Adviser manages the investments and affairs of the Trust, subject to the supervision of the Trust's Board of Trustees. The Investment Adviser furnishes to the Trust investment advice and assistance, administrative services, office space, equipment, clerical personnel and investment advisory, statistical and research facilities.

Proposal 1 is being submitted to stockholders as a result of the death of Paul Jaspard, the former Chairman of the Board of Progressive, on October 30, 1999. Mr. Jaspard had owned in excess of 25% of the outstanding voting shares of Progressive. Under the Investment Company Act of 1940, as amended (the "Act"), the transfer of more than 25% of the outstanding voting shares of an investment adviser may be deemed to be a change in control of the investment adviser, which is deemed to constitute an "assignment" of an investment advisory agreement with the investment adviser. The Investment Company Act provides that investment advisory agreements terminate automatically upon their "assignment."

Because Mr. Jaspard's death may be deemed to have resulted in an "assignment" and termination of the Investment Adviser's Current Agreement, on December 3, 1999 the Board of Directors of the Trust approved a new investment advisory agreement with Progressive on behalf of the Trust (the "New Investment Advisory Agreement"), dated as of the date of Mr. Jaspard's death. Except for different effective and termination dates, the terms of the New Investment Advisory
Agreement are identical in all respects to the terms of the Current Agreement which it replaces.

In their consideration of the New Investment Advisory Agreement, the Trustees received and reviewed information from the Investment Adviser, and particularly from Alain Jaspard, the President of Progressive, who is Paul Jaspard's son and who co-managed the Trust's portfolio with his father. The most significant factors in the deliberations of the Trustees were the capabilities and resources of the Investment Adviser following the death of Mr. Jaspard, and the nature, quality and scope of services expected to be rendered by the Investment Adviser; the intention of the Investment Adviser to continue to manage the Trust utilizing the same investment philosophy, policies and strategies as have previously been employed; and the investment advisory fees and other terms of the Current and New Investment Advisory Agreements. The Trustees also considered the investment advisory fees and expense ratios of other investment companies and the historical performance of the Trust, and inquired as to the economics of scale realized by the Investment Adviser, the profitability to the Investment Adviser of its relationship with the Trust and possible alternatives to the Trust to the arrangements with the Investment Adviser.

The rules under the Investment Company Act provide that the New Investment Advisory Agreement may continue in effect without stockholder approval for a period of up to 120 days from the date thereof. If approved by stockholders, the New Investment Advisory Agreement will continue in effect for a period of one year from the date thereof, and thereafter shall continue for successive annual periods, subject to the provisions described below. In the event the stockholders of a Trust to not approve the New Investment Advisory Agreement, the Board of Trustees of the Trust will consider the appropriate course of action.

The Proposal

Under Proposal 1, stockholders of the Trust are being asked to approve the New Investment Advisory Agreement between the Trust and the Investment Adviser.

The shares of the Investment Adviser which had been owned by Paul Jaspard were held by the Estate of Paul Jaspard until on or about November 18, 1999. Under an agreement that had been entered into by the Estate of Paul Jaspard, these shares were transferred to Alain Jaspard on November 18, 1999. In the event that such purchase is deemed to be a further "assignment" of the New Investment Advisory Agreement, stockholder approval of Proposal 1, shall also be deemed to constitute approval of such further assignment of the relevant New Investment Advisory Agreement in connection with such repurchase.

Description of the New Investment Advisory Agreement

As indicated above, except for different effective and termination dates, the terms of the New Investment Advisory Agreement are identical in all respects to the terms of the Current Agreement which it replaces. The Current Agreement between the Trust and the Investment Adviser was dated and last approved by the stockholders on November 30, 1998, when the agreement was first entered into. The New Investment Advisory Agreement was entered into as of October 30, 1999.

If approved by the shareholders, the New Investment Advisory Agreement would be effective as of the date of such approval and, like the Current Agreement, may be extended from year to year if approved at least annually (a) by the vote of a majority of the outstanding shares of the Trust or by the Board of Trustees, and in either case, (b) by vote of a majority of the Trustees of the Trust who are not parties to the contract or "interested persons" (as that term is defined in the Investment Company Act of 1940) of any such party cast in person at a meeting called for such purpose. The New Investment Advisory Agreement is identical to the Current Agreement. Amendments to the New Investment Advisory Agreement require similar approval by the shareholders and "disinterested" Trustees. The Current Agreement and the New Investment Advisory Agreement are terminable at any time without penalty by the Board of Trustees of the Trust or by vote of a majority of the Trust's shares on 60 days' written notice or by the Investment Adviser on 90 days' written notice. The Current Agreement and the New Investment Advisory Agreement terminates automatically in the event of their assignment.

The Trust pays the Investment Adviser, as compensation under the Current Agreement, a fee of 3/4 of 1% per annum of the average of the daily aggregate net values of the Trust computed as of the close of business of each business day. This fee would remain in effect under the New Investment Advisory Agreement. This fee is higher than that of most other investment companies. Such fee is payable not more frequently than monthly and not less frequently than quarterly. During the fiscal year ended December 31, 1998, the Trust paid an aggregate management fee of $ 78,252 to the Investment Adviser and pricing and bookkeeping fees in the amount of $ 15,000.

The Investment Adviser's Principal Executive Officer and Directors, including their respective addresses and principal occupations and their office (if any) with the Trust, are as follows:

         Alain Jaspard, President and Director; his principal occupation is being Chief Executive Officer of Progressive Investment Management,

         Inc. and Linden Investment Advisers, S.A.; his address is 67 Avenue Terlinden, La Hulpe, Belgium;

         David Y. Williams, Director; his principal occupation is President of Anchor Investment Management Corporation, and President of Meeschaert & Co., Inc.

Alain Jaspard is the sole record and beneficial owner of the issued and outstanding stock of Progressive.

The total brokerage commissions paid by the Trust for its fiscal year ended December 31, 1998, were $35,274. The only broker affiliated with the Trust,
Meeschaert & Co., Inc. (the "Distributor") received $32,154 in brokerage commissions during such fiscal year, representing 91.15% of the total commissions paid. The aggregate dollar value of transactions effected by the Trust on which commissions were paid during such fiscal year was $19,002,320. The dollar value of such transactions effected through the Distributor was $18,422,320, representing 96.95% of such total transactions.

Decisions to buy and sell securities for the Trust are made pursuant to recommendations by the Investment Adviser. The Trust, through the Investment Adviser, seeks to execute its transactions on the most favorable terms and in the most effective manner possible. To the extent consistent with the policy of seeking best price and execution, a portion of the Trust's transactions may be executed through the Distributor, which is an affiliate of the Investment Adviser. In the event that this occurs, it will be on the basis of what management believes to be current information as to rates which are generally competitive with the rates available from other responsible brokers and the lowest rates, if any, currently offered by the Distributor. In selecting among broker-dealer firms to execute its transactions, the Trust, through the Investment Adviser, may give consideration to those firms which have sole, or are selling, shares of the Trust. No persons acting on behalf of the Trust are authorized to pay a broker a brokerage commission in excess of that which another broker might have charged for effecting the same transaction.

The Board of Trustees of the Trust, including a majority of the Disinterested Trustees, approved the terms of the Proposed Advisory Contract at a meeting held on September 13, 1999. A true, complete and correct copy of the New Investment Advisory Agreement is attached hereto as Exhibit "A". The descriptions of such Agreement set forth herein is qualified in its entirety by reference to Exhibit "A". The Board of Trustees determined at that meeting to submit the terms of the New Investment Advisory Agreement to the shareholders of the Trust for their approval. The Board considered, with its counsel, the quality of the investment advisory services which have been provided to the Trust and which would continue to be provided after the execution of the New Investment Advisory Agreement by the same personnel, with no change in fee rates payable by the Trust to the Investment Adviser for such services. For the fiscal year ended December 31, 1998, the total advisory fees accrued or paid by the Trust to the Investment Adviser were $78,252. Based on these and other considerations, the Board unanimously recommended approval of the New Investment Advisory Agreement.

The New Investment Advisory Agreement will become effective on the date that shareholders approve the same. The New Investment Advisory Agreement will remain in effect for 2 years after such effective date, and thereafter for successive annual periods as long as such continuance is approved at least annually by the

Trustees or by the vote of a majority of the outstanding voting securities of the Trust. The New Investment Advisory Agreement is terminable at any time without penalty by the Board of Trustees of the Trust or by vote of a majority of the Trust's shares on 60 day's written notice or by the Investment adviser on 90 days' written notice.

Vote Required. An affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Trust is required for approval of the Proposed Contract. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of: (i) 67% or more of the voting securities present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The Board of Trustees recommends a vote in favor of approving the Proposed Contracts.



                      SELECTION OF INDEPENDENT AUDITORS
                               (Proposal No. 2)

            The Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, has selected the firm of Livingston & Haynes, P.C. as independent auditors of the Trust for its fiscal year ending December 31, 1999. The Trust knows of no direct or indirect financial interest of such firm in the Trust. Such selection is subject to ratification or rejection by the shareholders of the Trust. In addition, the vote of the Trustees is subject to the right of the Trust, by vote of a majority of its outstanding voting securities at any meeting called for the purpose of voting on such action, to terminate such employment without penalty. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors. Representatives of Livingston & Haynes, P.C. are not expected to be present at the meeting of the shareholders.

            Livingston & Haynes, P.C. also acts as independent auditors for the Investment Adviser and all the other investment companies for which the Investment Adviser acts as investment adviser. The fees received by Livingston & Haynes, P.C. from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Trust. The Board of Trustees of the Trust considered the fact that Livingston & Haynes, P.C. has been retained as the independent auditors of the Investment Adviser and the other entities described above in its evaluation of the independence of Livingston & Haynes, P.C. with respect to the Trust.

            Vote Required. An affirmative vote of the holders of a "majority" of the outstanding voting securities of the Trust is required for approval of this Proposal. The requirements for such "majority" vote under the Investment Company Act are the same as those described above for Proposal No. 1. The Board of Trustees recommends a vote in favor of approving this Proposal.

                            ADDITIONAL INFORMATION

                       RECEIPT OF SHAREHOLDER PROPOSALS

The Trust is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Trust or the shareholders. Under the Security Exchange Commission's proxy rules, shareholder proposals which meet certain conditions may be included in the Trust's proxy statement and proxy for a particular meeting. Those rules require that for future meetings, the shareholder must be a record or beneficial owner of Trust shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Trust of any such proposal. Under those rules, a proposal submitted for inclusion in the Trust's proxy material for the next meeting after the meet to which this proxy statement relates must be received by the Trust a reasonable time before the solicitation is made. The fact that the Trust receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.



                                OTHER BUSINESS

Management of the Trust knows of no business other than the matters specified above which will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

                                            By Order of the Board of Trustees,

                                                 David Y. Williams, Secretary
                                                            December 14, 1999

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                                       PROXY
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                       PROGRESSIVE CAPITAL ACCUMULATION TRUST

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                Special Meeting of Stockholders - December 30, 1999

The undersigned hereby appoints David Y. Williams, Christopher Y. Williams, and Peter K. Blume, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Progressive Capital Accumulation Trust which the undersigned is entitled to vote at the Special Meeting of Stockholders of Progressive Capital Accumulation Trust to be held on December 30, 1999 at 12:05 p.m., at 579 Pleasant Street, Suite 4, Paxton, Massachusetts 01612, and at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1), (2), AND (3).


1.  Proposal to Approve New Investment Advisory    FOR[_] AGAINST[_] ABSTAIN[_]
    Contract

2.  Ratification of the selection of Livingston    FOR[_] AGAINST[_] ABSTAIN[_]
    & Haynes, P.C. as independent certified
    public accountants of the Trust for its fiscal year ending December 31, 1999.

3.  In their discretion on any other business      FOR[_] AGAINST[_] ABSTAIN[_]
    which may properly come before the meeting or any adjournments thereof.


                                          Please  sign  exactly  as your name or
                                          names appear at left.  When signing as
                                          attorney,   executor,   administrator,
                                          trustee or guardian,  please give your
                                          full title as such.


                                          ----------------------------------
                                               (Signature of Stockholder)


                                          ----------------------------------
                                          (Signature of joint owner, if any)

                                          Date _______________________, 1999



                    PLEASE SIGN AND RETURN PROMPLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED

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